Exhibit 99.1

For Immediate Release

MERIDIAN BIOSCIENCE REPORTS RECORD SETTING FIRST QUARTER FISCAL 2021 OPERATING RESULTS AND RAISES FULL YEAR FISCAL 2021 GUIDANCE

CINCINNATI, OHIO February 5, 2021 (GLOBE NEWSWIRE) — Meridian Bioscience, Inc. (NASDAQ: VIVO) today announced financial results for the first quarter ended December 31, 2020.

First Quarter 2021 Highlights (Comparison to First Quarter Fiscal 2020):

•	Consolidated net revenues of $92.9 million, up 96% year-over-year
•	Life Science segment delivered net revenues of $62.6 million, up 396% year-over-year
•	Diagnostics segment net revenues decreased 13% year-over-year to $30.3 million, up 2% from the fourth quarter of fiscal 2020
•

Received a National Institutes of Health Rapid Acceleration of Diagnostics (“RADx”) grant for the development of Revogene® SARS-CoV-2 assay and submitted application to FDA for Emergency Use Authorization

•	Launched paradigm-shifting Air-Dryable Master Mix to replace lyophilization in manufacturing of molecular assays
•	Launched complete solution of Life Science products to support liquid biopsy cancer molecular diagnostics

First Quarter Fiscal 2021 Results (Comparison to First Quarter Fiscal 2020)

Consolidated net revenues for the first quarter of fiscal 2021 increased 96% to $92.9 million, compared to $47.4 million last year. Diagnostics segment net revenues were down 13% year-over-year, but continued its recovery, up 2% from the fourth quarter of fiscal 2020 and up 40% from the low seen in the third quarter of fiscal 2020. Life Science segment revenues were up 396%. Our Life Science segment net revenues for the quarter included $43 million in net revenues from COVID-19 related products with $34 million coming from molecular products and $9 million coming from immunological products. Core (non-COVID-19 related) Life Science segment net revenues were up 55% year-over-year.

Reported operating income for the first quarter of fiscal 2021 was $34.7 million. Operating expenses included: (i) higher research and development spending in the Diagnostics segment; (ii) higher amortization related to the acquisition of Exalenz in April 2020, as well as an upward adjustment in the fair value of the contingent consideration related to the acquisition of the GenePOC business in fiscal 2019. On an adjusted basis, operating income was $36.9 million, a margin of 40% (see non-GAAP financial measure reconciliation below), up from a margin of 15% representing year-over-year growth of over 400%.

Jack Kenny, Chief Executive Officer, commented, “Q1 was another strong performance by the team and its great to have both Life Science and Diagnostics segments contributing to the pandemic. Submission of the Revogene® SARS-CoV-2 assay EUA is the first key milestone in the resurgence of the Diagnostics segment during the remainder of the year.”

Bryan Baldasare, Chief Financial Officer, commented, “Our balance sheet continues to strengthen as a result of the robust cash generation of our business. We look forward to putting that cash generation to work in the coming months as we fortify our Life Science segment production capacity and build out a new production facility for assays on the Revogene® platform.”

Raising Fiscal 2021 Guidance

Our performance in the first quarter exceeded our expectations and we are raising our guidance for the year.

FY2021 Net Revenues:

•	Consolidated $320 million to $350 million
•	Diagnostics segment $140 million to $150 million
•	Life Science segment $180 million to $200 million

FY2021 Adjusted Operating Margin: Consolidated 31% to 33%

FY2021 Adjusted Net Earnings Per Share on a Diluted Basis (“EPS”): $1.70 to $1.90 (44.3M shares)

The net revenue component of this guidance anticipates that our Life Science segment will continue to see strong demand in the second quarter, similar to that of the first quarter of fiscal 2021. In Life Science, the forecast for the second half of the year assumes we return to levels similar to the fourth quarter of fiscal 2020 in anticipation of declining infection rates as the COVID-19 vaccines are administered around the world. We anticipate this would still result in Life Science segment net revenues significantly above pre-pandemic levels and the Diagnostics segment contributions from our COVID-19 assays offsetting lingering headwinds from the pandemic. The increased adjusted operating margin and adjusted EPS reflect a flow-through of the additional net revenue and gross profit, as well as lower spending for travel, tradeshows and selected new product development programs.

This guidance reflects our current visibility into market conditions and customer order patterns for our products and our current assumptions about the impacts from the COVID-19 pandemic in the U.S. and around the globe.

Financial Condition

At December 31, 2020, cash and cash equivalents were $63.2 million and the Company had $101.2 million of borrowing capacity under its $160.0 million commercial bank credit facility. The Company’s obligations under the commercial bank credit facility totaled $58.8 million as of December 31, 2020.

Conference Call Information

Jack Kenny, Chief Executive Officer, and Bryan Baldasare, Executive Vice President and Chief Financial Officer, will host a conference call on Friday, February 5, 2021 beginning at 10:00 a.m. Eastern Time to discuss the first quarter financial results and answer questions. A presentation to accompany the quarterly financial results and related discussion will be made available within the Investor Relations section of the Company’s website, www.meridianbioscience.com, prior to the conference call.

To participate in the live call by telephone from the U.S., dial (866) 443-5802, or from outside the U.S., dial (513) 360-6924, and enter the audience pass code 5617405. A replay will be available for 14 days beginning at 1:00 p.m. Eastern Time on February 5, 2021 by dialing (855) 859-2056 or (404) 537-3406 and entering pass code 5617405.

FIRST QUARTER FISCAL 2021 UNAUDITED OPERATING RESULTS

(In Thousands, Except per Share Data)

The following table sets forth the unaudited comparative results of Meridian on a U.S. generally accepted accounting principles (“GAAP”) basis for the first quarters of fiscal 2021 and fiscal 2020.

	Three Months Ended

	December 31,

	2020	2019

Net revenues	$92,917	$47,421

Cost of sales	31,369	19,770

Gross profit	61,548	27,651

Operating expenses

Research and development	5,651	4,763

Selling and marketing	7,021	6,728

General and administrative	11,938	8,984

Change in fair value of acquisition consideration	1,047	1,187

Restructuring costs	-	275

Selected legal costs	1,227	320

Total operating expenses	26,884	22,257

Operating income	34,664	5,394

Other expense, net	(416)	(1,368)

Earnings before income taxes	34,248	4,026

Income tax provision	7,469	1,199

Net earnings	$26,779	$2,827

Net earnings per basic common share	$0.62	$0.07

Basic common shares outstanding	43,098	42,789

Net earnings per diluted common share	$0.61	$0.07

Diluted common shares outstanding	43,779	42,938

	Three Months Ended

	December 31,

	2020	2019
Adjusted Financial Measures
(see non-GAAP financial measure reconciliation below)

Operating income	$36,938	$7,176

Net earnings	28,486	4,179

Net earnings per diluted common share	$0.65	$0.10

Condensed Consolidated Balance Sheet Data

	December 31,	September 30,

	2020	2020
Cash and cash equivalents	$63,193	$53,514
Working capital	123,785	109,666
Long-term debt	58,824	68,824
Shareholders’ equity	278,867	247,629
Total assets	423,930	405,261

Segment Data

The following table sets forth the unaudited revenue and segment data for the interim periods in fiscal 2021 and fiscal 2020 (in thousands).

	Three Months Ended

	December 31,
	2020	2019

Net Revenues - By Product Platform/Type
Diagnostics

Molecular assays	$4,590	$6,903

Non-molecular assays	25,731	27,888

Total Diagnostics	30,321	34,791

Life Science

Molecular reagents	46,029	5,367

Immunological reagents	16,567	7,263

Total Life Science	62,596	12,630

Total Net Revenues	$92,917	$47,421

	Three Months Ended
	December 31,
	2020	2019

Net Revenues - By Disease State/Geography
Diagnostics
Gastrointestinal assays	$15,452	$16,251
Respiratory illness assays	4,806	7,778
Blood chemistry assays	4,394	4,951
Other	5,669	5,811

Total Diagnostics	30,321	34,791

Life Science
Americas	18,755	4,012
EMEA	32,311	4,960
ROW	11,530	3,658

Total Life Science	62,596	12,630

Total Net Revenues	$92,917	$47,421

OPERATING (LOSS) INCOME
Diagnostics	$(1,182)	$5,141
Life Science	39,797	2,328
Corporate	(3,963)	(2,087)
Eliminations	12	12

Total Operating Income	$34,664	$5,394

Geographic Regions

Americas = North and Latin America

EMEA = Europe, Middle East and Africa

ROW = Rest of World

NON-GAAP FINANCIAL MEASURES

In this press release, we have supplemented our reported GAAP financial information with information on operating expenses, operating income, operating margin, net earnings, basic net earnings per share and diluted net earnings per share, each on an adjusted basis excluding the effects of certain acquisition-related costs, changes in fair value of the acquisition consideration, restructuring costs, and selected legal costs, each of which is a non-GAAP measure. We have provided in the tables below reconciliations to the operating expenses, operating income, net earnings, basic net earnings per share and diluted net earnings per share amounts reported under GAAP for the three-months ended December 31, 2020 and 2019.

We believe this information is useful to an investor in evaluating our performance because:

1.	These measures help investors to more meaningfully evaluate and compare the results of operations from period to period by removing the impacts of these non-routine items; and

2.

These measures are used by our management for various purposes, including evaluating performance against incentive bonus achievement targets, comparing performance from period to period in presentations to our board of directors, and as a basis for strategic planning and forecasting.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, the non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations, in that they do not reflect all amounts associated with our results as determined in accordance with GAAP. Therefore, these measures should only be used to evaluate our results in conjunction with corresponding GAAP measures.

FIRST QUARTER

GAAP TO NON-GAAP RECONCILIATION TABLES

(In Thousands, Except per Share Data)

	Three Months

	Ended December 31,

	2020	2019

Operating Expenses -

GAAP basis	$26,884	$22,257

Change in fair value of acquisition consideration	(1,047)	(1,187)

Restructuring costs	-	(275)

Selected legal costs	(1,227)	(320)

Adjusted Operating Expenses	$24,610	$20,475

Operating Income -

GAAP basis	$34,664	$5,394

Change in fair value of acquisition consideration	1,047	1,187

Restructuring costs	-	275

Selected legal costs	1,227	320

Adjusted Operating Income	$36,938	$7,176

Net Earnings -

GAAP basis	$26,779	$2,827
Change in fair value of acquisition consideration *	786	901

Restructuring costs *	-	208

Selected legal costs *	921	243

Adjusted Net Earnings	$28,486	$4,179

Basic Net Earnings per Common Share (“EPS”) -

GAAP basis	$0.62	$0.07

Change in fair value of acquisition consideration	0.02	0.02

Restructuring costs	-	-

Selected legal costs	0.02	0.01

Adjusted Basic EPS	$0.66	$0.10

	Three Months

	Ended December 31,

	2020	2019
Diluted Net Earnings per Common Share (“EPS”) -

GAAP basis	$0.61	$0.07

Change in fair value of acquisition consideration	0.02	0.02

Restructuring costs	-	-

Selected legal costs	0.02	0.01

Adjusted Diluted EPS	$0.65	$0.10

*     Net of tax.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements accompanied by meaningful cautionary statements. Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, which may be identified by words such as “continues”, “estimates”, “anticipates”, “projects”, “plans”, “seeks”, “may”, “will”, “expects”, “intends”, “believes”, “signals”, “should”, “can”, “guidance” and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Meridian expects or anticipates will occur in the future, including, but not limited to, statements relating to per share diluted net earnings, sales, product demand, revenue, operating margin, other guidance and the impact of COVID-19 on its business and prospects, are forward-looking statements. Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made. Specifically, Meridian’s forward-looking statements are, and will be, based on management’s then-current views and assumptions regarding future events and operating performance. Meridian assumes no obligation to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ materially, including, without limitation, the following:

Meridian’s operating results, financial condition and continued growth depends, in part, on its ability to introduce into the marketplace enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by Meridian’s competition, its ability to effectively sell such products and its ability to successfully expand and effectively manage increased sales and marketing operations. While Meridian has introduced a number of internally developed products and acquired products, there can be no assurance that it will be successful in the future in introducing such products on a timely basis or in protecting its intellectual property, and unexpected or costly manufacturing costs associated with its introduction of new products or acquired products could cause actual results to differ from expectations. Meridian relies on proprietary, patented and licensed technologies. As such, the Company’s ability to protect its intellectual property rights, as well as the potential for intellectual property litigation, would impact its results. Ongoing consolidations of reference laboratories and formation of multi-hospital alliances may cause adverse changes to pricing and distribution. Recessionary pressures on the economy and the markets in which the Company’s customers operate, as well as adverse trends in buying patterns from customers, can change expected results. Costs and difficulties in complying with laws and regulations, including those administered by the United States Food and Drug Administration, can result in unanticipated expenses and delays and interruptions to the sale of new and existing products, as can the uncertainty of regulatory approvals and the regulatory process (including the currently ongoing study and other FDA actions regarding the Company’s LeadCare products). The international scope of Meridian’s operations, including changes in the relative strength or weakness of the U.S. dollar and general economic conditions in foreign countries, can impact results and make them difficult to predict. One of Meridian’s growth strategies is the acquisition of companies and product lines. There can be no assurance that additional acquisitions will be consummated or that, if consummated, will be successful and the acquired businesses will be successfully integrated into Meridian’s operations. There may be risks that acquisitions may disrupt operations and may pose potential difficulties in employee retention, and there may be additional risks with respect to Meridian’s ability to recognize the benefits of acquisitions, including potential synergies and cost savings or the failure of acquisitions to achieve their plans and objectives. Meridian cannot predict the outcome of future goodwill impairment testing and the impact of possible goodwill impairments on Meridian’s earnings and financial results. Meridian cannot predict the possible impact of U.S. health care legislation enacted in 2010 – the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act – and any modification or repeal of any of the provisions thereof initiated by Congress or the presidential administration, and any similar initiatives in other countries on its results of operations. Efforts to reduce the U.S. federal deficit, breaches of Meridian’s information technology systems, trade wars, increased tariffs, and natural disasters and other events could have a materially adverse effect on Meridian’s results of operations and revenues. The Company can make no assurances that a material weakness in its internal control over financial reporting will not be identified in the future, which if identified and not properly corrected, could materially adversely affect its operations and result in material misstatements in its financial statements. Meridian also is subject to risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases such as COVID-19. In addition to the factors described in this paragraph, as well as those factors identified from time to time in the Company’s filings with the Securities and Exchange Commission, Part I, Item 1A Risk Factors of the Company’s most recent Annual Report on Form 10-K contains a list and description of uncertainties, risks and other matters that may affect the Company. Readers should carefully review these forward-looking statements and risk factors, and not place undue reliance on the Company’s forward-looking statements.

About Meridian Bioscience, Inc.

Meridian is a fully integrated life science company that develops, manufactures, markets and distributes a broad range of innovative diagnostic products. We are dedicated to developing and delivering better solutions that give answers with speed, accuracy and simplicity that are redefining the possibilities of life from discovery to diagnosis. Through discovery and development, we provide critical life science raw materials used in immunological and molecular tests for human, animal, plant, and environmental applications. Through diagnosis, we provide diagnostic solutions in areas including gastrointestinal and upper respiratory infections and blood lead level testing. We build relationships and provide solutions to hospitals, reference laboratories, research centers, veterinary testing centers, physician offices, diagnostics manufacturers, and biotech companies in more than 70 countries around the world.

Meridian’s shares are traded on the NASDAQ Global Select Market, symbol VIVO. Meridian’s website address is www.meridianbioscience.com.

Contact:

Charlie Wood

Vice President – Investor Relations

Meridian Bioscience, Inc.

Phone: +1 513.271.3700

Email:  mbi@meridianbioscience.com

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